Exhibit 99.1

LuxUrban Hotels Issues Letter to Shareholders from Chief Executive Officer Robert Arigo

MIAMI, FL, - June 18, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, today issued a Letter to Shareholders from Chief Executive Officer Robert Arigo.

Dear Fellow Shareholder:

When I joined LuxUrban as Chief Operating Officer earlier this year, I did so in the belief that we operate one of the most innovative business models in the lodging and hospitality industry. This belief has only strengthened, and I was honored to be named Chief Executive Officer earlier this month.

With the support of an exceptional team of executives and Board of Directors (“Board”), our collective efforts have been focused on creating and deploying initiatives designed to increase long-term shareholder value. While there is much work to be done in that regard, I am encouraged by our early progress. I believe that we have embarked on a path that will allow us to build upon the foundation created during the Company’s first phase of existence and evolve our model in a manner that delivers on LuxUrban’s full promise.

We are continuing to focus on stabilizing the Company’s operations, addressing outstanding financial and operational issues, adhering to a disciplined capital allocation strategy, and elevating the guest experience. In concert with these actions, and leveraging the deep industry backgrounds of our executive team and Board, we are embarking on a path to redefine LuxUrban as provider of long-term Master Lease Agreements to hotel owners and operators and a hands-on, owner-friendly hotel management company. Although there will undoubtedly be bumps along the way, we are committed to implementing this vision and advancing towards our common goal of delivering long-term shareholder returns.

Each journey begins with a first step, and that is where we find ourselves today – early in the process. We will keep our stakeholders apprised of our progress and let our results speak to our success.

Industry Representation Across the Enterprise

Over the last several months we have added more than 100 years of relevant industry, operating, and public company experience at the executive and Board levels. This includes Non-Executive Chairman Elan Blutinger, and independent board members Kim Schaefer and Alex Lombardo. At the executive level, we appointed Mike James, a 40-year-old public company and investment executive, to the position of Chief Financial Officer. We have also hired professionals in areas such as revenue management and property operations, each of whom brings a veteran perspective and track-record of delivering value and driving change; these individuals will be integral to the success of our efforts.

Cost Reductions

We have completed a cost reduction program that is anticipated to produce annualized cost savings of approximately $2 million. We expect that most of the charges associated with these activities will be incurred in the second quarter of 2024.

Portfolio Optimization

As previously disclosed, the Company has proactively reduced its property portfolio to optimize returns, free up working capital, and eliminate drag on our operating results. As of June 30, 2024, we expect to have 12 hotels under long-term lease with 1,235 units available for rent in four US cities.

Operations

The majority of our hotels under management are located in New York City. A global business and vacation destination, New York City expects to welcome an estimated 64.5 million tourists in 2024 during a time when an estimated 16,000 hotel rooms, or approximately 15% of inventory, are now booked to accommodate the influx of migrants.

Delivering a personal and exceptional end-to-end guest experience is paramount to our long-term success. We believe that, over time, we can mine additional ROI from our property portfolio in several ways, including:

●	Implementing a new, revenue optimization pricing model that has already produced price increases of greater than 20% at select locations. One of our key goals will be revenue optimization system-wide where market conditions permit.

●	Generating new ancillary revenue streams, including in-room dining options, “gourmet-to-go” marketplaces, valet parking, and destination fees that will deliver an enhanced guest experience.

●	Rolling out a system-wide re-branding initiative and aligning operational talent with hotel industry expertise.

●	Entering new and revised vendor contracts that deliver supplies and amenities at reduced costs to our Company.

We are acting on a plan to evolve our model, enhance our financial condition, grow the business, and generate long-term shareholder value. We continue to explore ways to fortify our financial position so that we may meaningfully pursue these opportunities.

We are thankful for the hard work and dedication of our team members and are grateful to you, our shareholders, for your support and trust in our vision.

Respectfully submitted,

Robert Arigo

Chief Executive Officer

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the Company’s ability to reduce costs, effectively and cost-efficiently operate its smaller hotel portfolio, evolve its business model and execute against the described strategies and objective, its ability to realize benefits from actions taken to date and contemplated to be taken going forward, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. While the Company believes it has suitably reserved on its balance sheet potential liabilities that could arise in connection with the efforts and actions described in this release the Company’s recent and proposed actions have included and may continue to include the termination of certain commercial relationships and agreements, which has resulted, and in the future may result, in threatened claims and litigations that could require the Company to negotiate termination terms or related settlements. There can be no assurance that the Company will be successful in implementing the changes described herein or that such changes individually or in whole will result in material cost savings, improved margins, or improved general operational performance by the Company. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact

Devin Sullivan

Managing Director

The Equity Group Inc.

dsullivan@equityny.com

Conor Rodriguez, Analyst

crodriguez@equityny.com

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